Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date February 29, 2012	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$189,192	$195,000 to $205,000
Galvanizing Services	$279,920	$280,000 to $305,000
Total Sales	$469,112	$475,000 to $510,000

Diluted earnings per share	$3.21	$3.25 to $3.55

Net Sales by Market Segment:
Power Generation	21%	27%
Transmission and Distribution	25%	25%
Industrial	54%	48%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	32%	33%
Transmission and Distribution	37%	39%
Industrial	31%	28%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	30%	34%
OEM’s	18%	18%
Industrial	32%	28%
Bridge and Highway	10%	10%
Petro Chemical	10%	10%

Operating Margins:
Electrical and Industrial Products	13.6%	14% to 16%
Galvanizing Services	26.1%	24% to 26%

Cash Provided By (Used In)Operations	$64,100	$60,000
Capital Expenditures	$19,800	$25,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$22,600	$25,000
Total Bank Debt	$225,000	$211,000

Cash Dividend	$12,600	$12,800

Percent of Business By Segment:
Electrical and Industrial Products	40%	40%
Galvanizing Services	60%	60%